Exhibit 1.1

25,000,000 Units

leisure Acquisition Corp.

Units, each consisting of one share of common stock,
$0.0001 par value, and one-half of one warrant

UNDERWRITING AGREEMENT

[       ], 2017

[   ], 2017

Morgan Stanley & Co. LLC

c/o   Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Leisure Acquisition Corp., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 25,000,000 units of the Company (the “Firm Securities”). Each unit (“Unit(s)”) consisting of one share of common stock, $0.0001 par value, of the Company (“Share(s)”) and one-half of one warrant of the Company, where each whole warrant entitles the holder to purchase one Share (the “Warrant(s)”).

The Company also proposes to issue and sell to the several Underwriters not more than an additional 3,750,000 Units (the “Additional Securities”) if and to the extent that you, as Manager of the Offering (as defined below), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Units granted to the Underwriters in Section 2 hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the “Securities.”

The Shares and Warrants included in the Units will not trade separately until the 52nd day following the date of the Prospectus (as defined below) (unless Morgan Stanley & Co. LLC (“Morgan Stanley”) informs the Company of its decision to allow earlier separate trading), subject to (a) the Company’s preparation of an audited balance sheet reflecting the receipt by the Company of the proceeds of the Offering, (b) the filing of such audited balance sheet with the Commission (as defined below) on a Current Report on Form 8-K or similar form by the Company that includes such audited balance sheet, and (c) the Company having issued a press release announcing when such separate trading will begin. Each whole Warrant entitles its holder, upon exercise, to purchase one Share at a price of $11.50 during the period commencing on the later of thirty (30) days after the completion of the Company’s initial Business Combination (as defined below) and twelve (12) months from the date of the consummation of the Offering and terminating on the five-year anniversary of the date of the completion of such initial Business Combination or earlier upon redemption or liquidation; provided, however, that pursuant to the Warrant Agreement (as defined below), no fractional Warrants will be issued upon separation of the Units and only whole Warrants will trade. As used herein, the term “Business Combination” (as described more fully in the Prospectus) shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses involving the Company.

The Company has entered into an Investment Management Trust Agreement, effective as of [●], 2017, with Continental Stock Transfer & Trust Company (“CST”), as trustee, in substantially the form filed as Exhibit 10.12 to the Registration Statement (the “Trust Agreement”), pursuant to which certain proceeds from the sale of the Private Placement Warrants (as defined below) and the proceeds of the Offering will be deposited and held in a trust account (the “Trust Account”) for the benefit of the Company, the Underwriters and the holders of the Firm Securities and the Additional Securities, if and when issued.

The Company has entered into a Warrant Agreement, effective as of [●], 2017, with respect to the Warrants and the Private Placement Warrants with CST, as warrant agent, in substantially the form filed as Exhibit 4.4 to the Registration Statement (the “Warrant Agreement”), pursuant to which CST will act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption, and exercise of the Warrants and Private Placement Warrants.

The Company has entered into Securities Subscription Agreements, each dated as of September 11, 2017 (the “Founder’s Purchase Agreements”), with HG Vora Special Opportunities Master Fund, Ltd., a Delaware limited liability company (the “HG Vora Master Fund”), Hydra Management, LLC, a Delaware limited liability company (the “Hydra Sponsor”), Matthews Lane Capital Partners LLC, a Delaware limited liability company (the “Matthews Lane Sponsor”), MLCP GLL Funding LLC, a Delaware limited liability company (“MLCP”), A. Lorne Weil, Hydra LAC, LLC, a Delaware limited liability company (“Hydra LAC”), Eric Carrera and George Peng (along with the HG Vora Master Fund, the Hydra Sponsor, the Matthews Lane Sponsor, MLCP, A. Lorne Weil, Hydra LAC and Eric Carrera, the “Founder Share Purchasers”), pursuant to which the Founder Share Purchasers purchased an aggregate of 7,187,000 Shares (including the Shares issuable upon conversion thereof, the “Founder Shares”), for an aggregate purchase price of $25,000. The Founder Shares are substantially similar to the Shares included in the Units except as described in the Time of Sale Prospectus.

The Hydra Sponsor has entered into a Securities Assignment Agreement, dated as of [●], 2017 (the “Hydra Securities Assignment Agreement”), with Mr. Falcone, Mr. Rittvo and Mr. Weinstein, pursuant to which the Hydra Sponsor transferred 25,000 Founder Shares to each of Mr. Falcone, Mr. Rittvo and Mr. Weinstein (none of which is subject to forfeiture).

The Hydra Sponsor has entered into a Securities Assignment Agreement, dated as of [●], 2017 (the “Professionals Securities Assignment Agreement”), with the parties identified on the signature page thereto (the “Professionals Recipients”), pursuant to which the Hydra Sponsor transferred 203,957 Founder Shares to the Professionals Recipients in the amounts set forth next to their respective names on Schedule A attached thereto.

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The Hydra Sponsor, Hydra LAC, the Matthews Lane Sponsor, MLCP, A. Lorne Weil, George Peng and Eric Carrera (collectively, the “HGV Transferors”) have entered into a Securities Assignment Agreement, dated as of October 19, 2017 (the “HGV Securities Assignment Agreement” and together with the Hydra Securities Assignment Agreement and the Employee Securities Assignment Agreement, the “Securities Assignment Agreements”), with HG Vora Master Fund, pursuant to which the HGV Transferors transferred 711,250 Founder Shares, in the amounts set forth next to their respective names on Schedule A attached thereto, to HG Vora Master Fund.

The Company has entered into a Contingent Forward Purchase Contract, dated as of [•], 2017, with HG Vora Capital Management LLC, a Delaware limited liability company (the “Strategic Investor” and together with the Hydra Sponsor and the Matthews Lane Sponsor, the “Sponsors”), in substantially the form filed as Exhibit 10.14 to the Registration Statement (the “Contingent Forward Purchase Contract”), pursuant to which the Strategic Investor agreed to purchase an aggregate of up to 6,250,000 Units (the “Forward Purchase Units”) for an aggregate purchase price of up to $62,500,000.

The Company has entered into a Warrant Purchase Agreement, effective as of [the date hereof] (the “Warrant Purchase Agreement”), with the A. Lorne Weil, George Peng and Eric Carrera (collectively, the “Warrant Purchasers”), pursuant to which the Warrant Purchasers agreed to purchase an aggregate of 7,825,000 warrants (or up to 8,575,000 warrants depending on the extent to which the over-allotment option is exercised in full), each warrant entitling the holder to purchase one Share (the “Private Placement Warrants”), for $1.00 per Private Placement Warrant. The Private Placement Warrants are substantially similar to the Warrants included in the Units, except as described in the Time of Sale Prospectus.

The Company has entered into a Registration Rights Agreement, dated as of [●], 2017, with the Sponsors and the other parties thereto, in substantially the form filed as Exhibit 10.13 to the Registration Statement (the “Registration Rights Agreement”), pursuant to which the Company has granted certain registration rights in respect of the Founder Shares, the Forward Purchase Units, the Shares underlying the Forward Purchase Units, the Private Placement Warrants and the Shares underlying the Founder Shares and the Private Placement Warrants and the warrants (which will be substantially similar to the Private Placement Warrants) that may be issued upon conversion of working capital loans.

The Company has caused to be duly executed and delivered a letter agreement, dated as of [●], 2017, by and among the Sponsors, Hydra LAC, MLCP and each of the Company’s officers, directors, and director nominees, substantially in the form filed as Exhibit 10.11 to the Registration Statement (the “Insider Letter”).

The Company has entered into an Administrative Services Agreement, dated as of [●], 2017, with an affiliate of the Hydra Sponsor, in substantially the form filed as Exhibit 10.9 to the Registration Statement (the “Administrative Services Agreement”), pursuant to which the Company will, subject to the terms of the Administrative Services Agreement, pay to such affiliate of the Hydra Sponsor an aggregate monthly fee of $10,000 for certain office space, utilities and secretarial and administrative support.

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The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Securities. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional Units pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

1.           Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)       The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b)       (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the Offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

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(c)       (i) At the time of filing the Registration Statement and (ii) as of the Closing Date, the Company was and is an Ineligible Issuer (as defined in Rule 405). The Company has not prepared or used a Free Writing Prospectus.

(d)       The Company has filed with the Commission a Form 8-A (file number 001-[●]) providing for the registration under the Exchange Act (as defined below) of the Securities, which registration is currently effective on the date hereof. The Securities have been authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the Nasdaq Capital Market, and the Company knows of no reason or set of facts that is likely to adversely affect such authorization.

(e)       The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in the Time of Sale Prospectus and to enter into this Agreement, the Trust Agreement, the Warrant Agreement, the Founder’s Purchase Agreements, the Warrant Purchase Agreement, the Contingent Forward Purchase Contract, the Registration Rights Agreement, the Insider Letter and the Administrative Services Agreement and to carry out the transactions contemplated hereby and thereby, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company.

(f)        This Agreement has been duly authorized, executed and delivered by the Company.

(g)       The Trust Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability (the “Enforceability Exceptions”).

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(h)       The Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by the Enforceability Exceptions.

(i)         Each Founder’s Purchase Agreement has been duly authorized, executed and delivered by the Company and the Founder Share Purchaser that is a party thereto, and is a valid and binding agreement of the Company and such Founder Share Purchaser, enforceable against the Company and such Founder Share Purchaser in accordance with its terms except as the enforceability thereof may be limited by the Enforceability Exceptions.

(j)       The Warrant Purchase Agreement has been duly authorized, executed and delivered by the Company and each of the Warrant Purchasers, and is a valid and binding agreement of the Company and each of the Warrant Purchasers, enforceable against the Company and each of the Warrant Purchasers in accordance with its terms except as the enforceability thereof may be limited by the Enforceability Exceptions.

(k)       The Contingent Forward Purchase Contract has been duly authorized, executed and delivered by the Company and the Strategic Investor and is a valid and binding agreement of the Company and the Strategic Investor, enforceable against the Company and the Strategic Investor in accordance with its terms except as the enforceability thereof may be limited by the Enforceability Exceptions.

(l)        The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by the Enforceability Exceptions.

(m)       The Insider Letter executed by the Company, the Sponsors, Hydra LAC, MLCP and each executive officer, director, and director nominee of the Company, has been duly authorized, executed and delivered by the Company and the Sponsors, Hydra LAC, MLCP and, to the Company’s knowledge, each such executive officer, director and director nominee, respectively, and is a valid and binding agreement of the Company and the Sponsors, Hydra LAC, MLCP and, to the Company’s knowledge, each such executive officer, director and director nominee, respectively, enforceable against the Company and the Sponsors, Hydra LAC, MLCP and, to the Company’s knowledge, each such executive officer, director and director nominee, respectively, in accordance with its terms except as the enforceability thereof may be limited by the Enforceability Exceptions.

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(n)       The Administrative Services Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the affiliate of the Hydra Sponsor party thereto, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by the Enforceability Exceptions.

(o)       The authorized equity capitalization of the Company conforms in all material respects as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(p)       The Founder Shares have been duly authorized and are validly issued, fully paid and non-assessable; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The sales of the Founder Shares by the Company were based in part on the representations and warranties of the purchasers of such Founder Shares, exempt from the registration requirements under the Securities Act and any applicable state securities and blue sky laws. The holders of the Founder Shares are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Time of Sale Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares or other ownership interests in the Company are outstanding.

(q)       The Units to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, and the issuance of such Units will not be subject to any preemptive or similar rights.

(r)        The Shares included in each of the Units and the Forward Purchase Units have been duly authorized and, when issued and delivered against payment for the Securities by the Underwriters pursuant to this Agreement or by the Strategic Investor pursuant to the Contingent Forward Purchase Contract, as applicable, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(s)       The Warrants included in each of the Units and the Forward Purchase Units, when issued and delivered in the manner set forth in the Warrant Agreement against payment for the Securities by the Underwriters pursuant to this Agreement or by the Strategic Investor pursuant to the Contingent Forward Purchase Contract, as applicable, will be duly issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by the Enforceability Exceptions.

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(t)        The Shares issuable upon exercise of the Warrants included in each of the Units, the Forward Purchase Units and the Private Placement Warrants have been duly authorized and reserved for issuance upon exercise thereof and, when issued and delivered against payment therefor pursuant to the Warrants and the Private Placement Warrants or by the Strategic Investor pursuant to the Contingent Forward Purchase Contract, as applicable, and the Warrant Agreement, will be validly issued, fully paid and non-assessable. The holders of such Shares are not and will not be subject to personal liability by reason of being such holders; the issuance of such Shares are not and will not be subject to any preemptive or similar rights; and all corporate action required to be taken for the authorization, issuance and sale of such Shares (other than such execution (if applicable), countersignature (if applicable) and delivery at the time of issuance) has been duly and validly taken.

(u)       The Private Placement Warrants, when delivered upon the consummation of the Offering, will be duly issued, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by the Enforceability Exceptions.

(v)       The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Trust Agreement, the Warrant Agreement, the Founder’s Purchase Agreements, the Warrant Purchase Agreement, the Contingent Forward Purchase Agreement, the Registration Rights Agreement, the Insider Letter and the Administrative Services Agreement will not contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company or any agreement or other instrument binding upon the Company that is material to the Company, or any judgment, order or decree applicable to the Company of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, Trust Agreement, the Warrant Agreement, the Founder’s Purchase Agreements, the Warrant Purchase Agreement, the Contingent Forward Purchase Agreement, the Registration Rights Agreement, the Insider Letter or the Administrative Services Agreement except such as may be required by (i) the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities, (ii) the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (iii) any listing applications and related consents or any notices required by the NASDAQ Capital Market in the ordinary course of the offering of the Units or (iv) filings with the Commission pursuant to Rule 424(b) under the Securities Act.

(w)       There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Time of Sale Prospectus.

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(x)       There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of the Sponsors is a party or to which any of the properties of the Company or any of the Sponsors is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a material adverse effect on the Company, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(y)       Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(z)       The Company is not, and after giving effect to the Offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(aa)     There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company except as described in the Time of Sale Prospectus or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

(bb)     (i) None of the Company, any Sponsor, any director, officer, or employee of the Company or any Sponsor or, to the Company’s knowledge, any affiliate of the Company or any agent or representative of the Company or any of the Sponsors, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company, the Company’s affiliates, and the Sponsors have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) the Company will not use, directly or indirectly, the proceeds of the Offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

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(cc)      The operations of the Company and each of the Sponsors are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency of such jurisdictions to the extent applicable to the Company (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the Company’s best knowledge, threatened.

(dd)     (i)        None of the Company, any Sponsor, any director or officer of the Company, or, to the Company’s knowledge, any employee, agent, representative or affiliate of the Company, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)       the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or

(B)       located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii)       The Company will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

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(A)       to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)       in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the Offering, whether as underwriter, advisor, investor or otherwise).

(iii)      The Company has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.,

(ee)      Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(ff)       The Company does not own any property; the property described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as being available for use by the Company is available for use thereby under a valid and enforceable agreement.

(gg)     No material labor dispute with the employees of the Company exists, except as described in the Time of Sale Prospectus, or, to the Company’s knowledge, is imminent.

(hh)     The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company, except as described in the Time of Sale Prospectus.

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(ii)       The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(jj)        Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act.

(kk)     Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities that are required to be “integrated” pursuant to the Securities Act with the offer and sale of the Securities pursuant to the Registration Statement.

(ll)        The Company has filed all federal, state, local and foreign tax returns required to be filed by it through the date of this Agreement or has requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a material adverse effect) and has paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a material adverse effect, or, except as currently being contested in good faith and for which adequate reserves required by U.S. generally accepted accounting principles (“U.S. GAAP”) have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company which has had (nor does the Company have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company and which could reasonably be expected to have) a material adverse effect.

(mm)   There are no transfer, stamp, issue, registration, documentary or other similar taxes, duties, fees or charges under U.S. federal law or the laws of any state, or any political subdivision thereof, or under the laws of any non-U.S. jurisdiction, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

(nn)     From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

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(oo)     The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of Morgan Stanley with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than Morgan Stanley to engage in Testing-the-Waters Communications on its behalf. The Company reconfirms that Morgan Stanley has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(pp)     As of the time of each sale of the Securities in connection with the Offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, and (B) any individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(qq)     The historical financial statements, including the notes thereto and the supporting schedules, if any, of the Company included in the Time of Sale Prospectus, the Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary financial data set forth under the caption “Summary—Summary Financial Data” in the Time of Sale Prospectus, Prospectus and Registration Statement fairly present, on the basis stated in the Time of Sale Prospectus, Prospectus and Registration Statement, the information included therein. The Company is not party to any off-balance sheet transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. The statistical, industry-related and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

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(rr)       Marcum LLP (“Marcum”), who have certified certain financial statements of the Company and delivered their report with respect to the audited financial statements and schedules included in the Registration Statement, Time of Sale Prospectus and the Prospectus, is a registered public accounting firm that is independent with respect to the Company within the meaning of the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder.

(ss)      There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, Nasdaq Marketplace Rule 5605. Further, there is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, the phase-in requirements and all other provisions of the Nasdaq Stock Market LLC corporate governance requirements set forth in the Nasdaq Marketplace Rules.

(tt)       Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any of the Underwriters.

(uu)     All information contained in the questionnaires (the “Questionnaires”) completed by each Sponsor and, to the Company’s knowledge, the Company’s officers, directors and director nominees and provided to the Underwriters is true and correct and the Company has not become aware of any information that would cause the information disclosed in the Questionnaires completed by each Sponsor or the Company’s officers, directors and director nominees to become inaccurate and incorrect.

(vv)     Except as disclosed in the Time of Sale Prospectus and the Prospectus, prior to the date hereof, the Company has not identified any acquisition target and has not, nor, to its knowledge, has anyone on its behalf, initiated contact with any prospective acquisition target or had any substantive discussions, formal or otherwise, with respect to a possible Business Combination, or undertaken, or engaged or retained any agent or other representative to undertake, any research, diligence, evaluations or similar activities to identify, locate or contact any suitable acquisition candidate.

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(ww)    Except as described in the Time of Sale Prospectus and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the Company, the Sponsors, or their respective affiliates, or any officer, director or director nominee of the Company with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company, the Sponsors or any such officer, director or director nominee of the Company, or their respective affiliates, that may affect the Underwriters’ compensation, as determined by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xx)      Except as described in the Time of Sale Prospectus and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or any other “item of value” as defined in Rule 5110(c)(3) of FINRA’s Conduct Rules): (i) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any person that has been accepted by FINRA as a member of FINRA (a “Member”); or (iii) to any person or entity that has any direct or indirect affiliation or association with any Member, within the twelve (12) months prior to the Effective Date, other than payments to the Underwriters pursuant to this Agreement.

(yy)     Except as described in the Time of Sale Prospectus and the Prospectus, during the period beginning 180 days prior to the initial filing of the Registration Statement and ending on the Effective Date, no Member and/or any person associated or affiliated with a Member has provided any investment banking, financial advisory and/or consulting services to the Company.

(zz)      No officer, director, or beneficial owner of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a “Participating Member” as defined in Rule 5110(a)(4) of FINRA’s Conduct Rules (a “Participating Member”) or a person associated or affiliated with a Participating Member.

(aaa)    No Company Affiliate is an owner of stock or other securities of any Participating Member (other than securities purchased on the open market).

(bbb)   No Company Affiliate has made a subordinated loan to any Member.

(ccc)    Except as described in the Time of Sale Prospectus and the Prospectus, no proceeds from the sale of the Securities (excluding underwriting compensation as disclosed in the Time of Sale Prospectus and the Prospectus) will be paid by the Company to any Member, or any persons associated or affiliated with a Member.

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(ddd)   The Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a potential underwriter in the Offering or a related person (as defined by FINRA rules) of such an underwriter within the 180-day period prior to the initial filing date of the Registration Statement through the date of this Agreement.

(eee)    No person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement through the date of this Agreement has any affiliation or association with any Participating Member.

(fff)      No Member intending to participate in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” means, if at the time of the Member’s participation in the Offering, any of the following applies: (A) the securities are to be issued by the Member; (B) the Company controls, is controlled by or is under common control with the Member or the Member’s associated persons; (C) at least 5% of the net offering proceeds, not including underwriting compensation, are intended to be: (i) used to reduce or retire the balance of a loan or credit facility extended by the Member, its affiliates and its associated persons, in the aggregate; or (ii) otherwise directed to the Member, its affiliates and associated persons, in the aggregate; or (D) as a result of the Offering and any transactions contemplated at the time of the Offering: (i) the Member will be an affiliate of the Company; (ii) the Member will become publicly owned; or (iii) the Company will become a Member or form a broker-dealer subsidiary.

(ggg)   The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(hhh)   The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity.

(iii)       No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, director nominee, officer, stockholder, special advisor, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act or the Exchange Act to be described in the Time of Sale Prospectus and the Prospectus that is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors or director nominees of the Company or any of their respective family members, except as disclosed in the Registration Statement, Time of Sale Prospectus and the Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company.

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(jjj)       The Company has not offered, or caused the Underwriters to offer, the Securities to any person or entity with the intention of unlawfully influencing: (a) a customer or supplier of the Company or any affiliate of the Company to alter the customer’s or supplier’s level or type of business with the Company or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

(kkk)    Upon delivery and payment for the Units on the Closing Date, the Company will not be subject to Rule 419 under the Securities Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

(lll)       There is no franchise, contract or other document of a character required to be described in the Time of Sale Prospectus or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Time of Sale Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Time of Sale Prospectus and the Prospectus under the headings “Principal Stockholders,” “Certain Relationships and Related Party Transactions,” and “Description of Securities” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries in all material respects of such legal matters, agreements, documents or proceedings. There are no business relationships or related party transactions involving the Company or any other person required by the Securities Act to be described in the Registration Statement, Time of Sale Prospectus or Prospectus that have not been described as required.

2.           Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at $9.80 a Unit (the “Purchase Price”) the number of Firm Securities (subject to such adjustments to eliminate fractional units as you may determine) that bears the same proportion to the number of Firm Securities to be sold by the Company as the number of Firm Securities set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Securities.

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On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Securities, and the Underwriters shall have the right to purchase, severally and not jointly, up to 3,750,000 Additional Securities at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Securities shall be reduced by an amount per unit equal to any dividends declared by the Company and payable on the Firm Securities but not payable on such Additional Securities. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 45 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Securities to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least two business days after the written notice is given and may not be earlier than the closing date for the Firm Securities nor later than ten business days after the date of such notice. Additional Securities may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the Offering of the Firm Securities. On each day, if any, that Additional Securities are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Securities (subject to such adjustments to eliminate fractional units as you may determine) that bears the same proportion to the total number of Additional Securities to be purchased on such Option Closing Date as the number of Firm Securities set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Securities.

In addition to the discount from the public offering price represented by the Purchase Price set forth in the first sentence of this Section, the Company hereby agrees to pay to the Underwriters a deferred discount of $0.35 per Unit (including both Firm Securities and Additional Securities) purchased hereunder (the “Deferred Discount”). The Underwriters hereby agree that if no Business Combination is consummated within the time period provided in the Trust Agreement and the funds held under the Trust Agreement are distributed to the holders of the Shares included in the Securities sold pursuant to this Agreement (the “Public Stockholders”), (i) the Underwriters will forfeit any rights or claims to the Deferred Discount and (ii) the trustee under the Trust Agreement is authorized to distribute the Deferred Discount to the Public Stockholders on a pro rata basis.

The Company hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, (x) during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Units, Warrants or Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or any other securities so owned convertible into or exercisable or exchangeable for Shares; provided, however, that the foregoing shall not apply to the forfeiture of a portion of the Founder Shares pursuant to their terms and the Company may (1) issue and sell the Private Placement Warrants, (2) issue and sell the Additional Securities on exercise of the option provided for in Section 2 hereof, (3) issue securities in connection with an initial Business Combination and (4) issue and sell Forward Purchase Units, or (y) release any Sponsor or any officer, director or director nominee from the 180-day lock-up contained in the Insider Letter.

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If Morgan Stanley, in its sole discretion, agrees to release or waive the restrictions set forth in this Section 2 or the restrictions set forth in the Insider Letter for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three (3) business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit A hereto through a major news service at least two (2) business days before the effective date of the release or waiver.

3.       Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable (the “Offering”). The Company is further advised by you that the Securities are to be offered to the public initially at $10.00 a Unit (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $[  ] a Unit under the Public Offering Price[, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[  ] a Unit, to any Underwriter or to certain other dealers].

4.       Payment and Delivery. Payment for the Firm Securities shall be made as follows: $245,000,000 of the net proceeds for the Firm Securities (including $8,750,000 of Deferred Discount) shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement along with such portion of the gross proceeds of the Private Placement Warrants in order for the Trust Account to equal the product of the number of Units sold and the Public Offering Price per Unit as set forth on the cover of the Prospectus upon delivery of such Firm Securities for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on T+2 (based on 4:30 market time), 2017, or at such other time on the same or such other date, not later than [T+5 (based on 4:30 market time)], 2017, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.” Payment by the Underwriters for the Firm Securities is contingent on the payment by the Sponsors to the Trust Account, as described above, for the Private Placement Warrants at least one Business Day prior to the Closing Date.

Payment for any Additional Securities shall be made as follows: $9.80 per Additional Security (including $0.35 per Additional Security of Deferred Discount) shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement along with such portion of the gross proceeds of the Private Placement Warrants in order for the Trust Account to equal the product of the number of Units sold and the Public Offering Price per Unit as set forth on the cover of the Prospectus upon delivery of such Additional Securities for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [   ], 2017, as shall be designated in writing by you. Payment by the Underwriters for the Additional Securities is contingent on the payment by the Sponsors to the Trust Account, as described above, for the Private Placement Warrants at least one Business Day prior to the Closing Date.

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The Firm Securities and Additional Securities shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Securities and Additional Securities shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Securities to the Underwriters duly paid and (ii) any withholding required by law.

5.           Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Securities to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Securities on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [__________] (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)       Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)       The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)       The Underwriters shall have received on the Closing Date an opinion of Proskauer Rose LLP, outside counsel for the Company, dated the Closing Date, in a form acceptable to Morgan Stanley.

(d)       The Underwriters shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated the Closing Date, in a form acceptable to Morgan Stanley.

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The opinions of Proskauer Rose LLP and Skadden, Arps, Slate, Meagher & Flom LLP described in Section 5(c) and 5(d) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(e)       The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Marcum, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(f)        The Company will deliver to Morgan Stanley executed copies of the Trust Agreement, the Warrant Agreement, the Founder’s Purchase Agreements, the Warrant Purchase Agreement, the Administrative Services Agreement, the Contingent Forward Purchase Agreement, the Registration Rights Agreement, the Securities Assignment Agreements and the Insider Letters, and each shall be in full force and effect on the Closing Date.

(g)       FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

(h)       The Securities shall be duly listed subject to notice of issuance on the Nasdaq Capital Market, satisfactory evidence of which shall have been provided to Morgan Stanley.

(i)         On or prior to the Closing Date, the Warrant Purchasers shall have caused the purchase price for the Private Placement Warrants to be deposited into the Trust Account.

(j)         No order preventing or suspending the sale of the Units in any jurisdiction designated by Morgan Stanley pursuant to Section 6(g) hereof shall have been issued as of the Closing Date, and no proceedings for that purpose shall have been instituted or shall have been threatened.

(k)       The several obligations of the Underwriters to purchase Additional Securities hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i)        a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

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(ii)       an opinion of Proskauer Rose LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Securities to be purchased on such Option Closing Date in a form acceptable to Morgan Stanley;

(iii)       an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Securities to be purchased on such Option Closing Date in a form acceptable to Morgan Stanley;

(iv)      a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Marcum, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(e) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date; and

(v)       such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Securities to be sold on such Option Closing Date and other matters related to the issuance of such Additional Securities.

6.           Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)       To furnish to you, without charge, four signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)       Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)       The Company will not make any offer relating to the Units that constitutes or would constitute a Free Writing Prospectus or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act.

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(d)       Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)        If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)        If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

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(g)       To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request. Until the earliest of (i) the date on which all Underwriters shall have ceased to engage in market-making activities in respect of the Securities, (ii) the date on which the Securities are listed on the Nasdaq Capital Market (or any successor thereto), (iii) a going private transaction after the completion of a Business Combination, and (iv) the date of the Liquidation, in each jurisdiction where such qualification shall be effected, the Company will, unless Morgan Stanley agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required to qualify the Securities for offering and sale under the securities laws of such jurisdiction.

(h)       As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries, if any, that will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(i)        The Company will promptly notify Morgan Stanley if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Securities Act and (b) completion of the Restricted Period referred to in Section 2.

(j)         If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify Morgan Stanley and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(k)       For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the initial Business Combination or until such earlier time at which the Liquidation (as defined below) occurs, the Company will use its best efforts to maintain the registration of the Units, Shares and Warrants under the provisions of the Exchange Act, except after giving effect to a going private transaction after the completion of an initial Business Combination. The Company will not deregister the Units, Shares or Warrants under the Exchange Act (except in connection with a going private transaction after the completion of an initial Business Combination) without the prior written consent of Morgan Stanley.

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(l)        The Company shall, on the date hereof, retain its independent registered public accounting firm to audit the balance sheet of the Company as of the Closing Date (the “Audited Balance Sheet”) reflecting the receipt by the Company of the proceeds of the Offering on the Closing Date. As soon as the Audited Balance Sheet becomes available, the Company shall promptly, but not later than four (4) Business Days after the Closing Date, file a Current Report on Form 8-K with the Commission, which Report shall contain the Company’s Audited Balance Sheet. Additionally, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the Additional Securities, the Company shall promptly, but not later than four (4) Business Days after the receipt of such proceeds, file a Current Report on Form 8-K with the Commission, which report shall disclose the Company’s sale of the Additional Securities and its receipt of the proceeds therefrom.

(m)      For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the initial Business Combination or until such earlier time at which the Liquidation occurs or the Shares and Warrants cease to be publicly traded, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three (3) fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Form 10-Q quarterly report and the mailing, if any, of quarterly financial information to stockholders.

(n)       For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the initial Business Combination or until such earlier time at which the Liquidation occurs, the Company shall, to the extent such information or documents are not otherwise publicly available, upon written request from Morgan Stanley, furnish to Morgan Stanley copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of securities, and promptly furnish to Morgan Stanley: (i) a copy of such registration statements, financial statements and periodic and special reports as the Company shall be required to file with the Commission and from time to time furnishes generally to holders of any such class of its securities in their capacities as such; and (ii) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as Morgan Stanley may from time to time reasonably request, all subject to the execution of a satisfactory confidentiality agreement. Any registration statements, financial statements, periodic and special reports or other additional documents referred to in the preceding sentence filed or furnished on the Commission’s EDGAR website will be considered furnished for the purposes of this section.

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(o)       For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the initial Business Combination or until such earlier time at which the Liquidation occurs or the Shares and Warrants cease to be publicly traded, the Company shall retain a transfer and warrant agent.

(p)       In no event will the amounts payable by the Company for office space, utilities and secretarial and administrative support exceed $10,000 per month in the aggregate from the date hereof until the earlier of the date of the consummation of the initial Business Combination or the Liquidation.

(q)       The Company will not consummate an initial Business Combination with any entity that is affiliated with any Sponsor or any of the Company’s officers or directors unless it obtains an opinion from an independent investment banking firm which is a member of FINRA, or from an independent accounting firm, that such Business Combination is fair to the Company from a financial point of view. The Company may (i) pay any of the Sponsors, or any of the Company’s officers or directors, or any entity with which they are affiliated, a finder’s fee, consulting fee or other compensation in connection with identifying, investigating and completing the initial Business Combination, (ii) repay loans to the Sponsors as described in the Time of Sale Prospectus and the Prospectus and (iii) make payments to our Hydra Sponsor or an affiliate or assignee of our Hydra Sponsor for office space, utilities and secretarial and administrative support as described in the Time of Sale Prospectus and the Prospectus; provided however, that no such payments shall be made from the proceeds of the Offering deposited in the Trust Account prior to the completion of the initial Business Combination.

(r)        The Company will apply the net proceeds from the Offering and the sale of the Private Placement Warrants received by it in a manner consistent in all material respects with the applications described under the caption “Use of Proceeds” in the Time of Sale Prospectus and the Prospectus.

(s)        For a period of 90 days following the Effective Date, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, or has provided or will provide any investment banking, financial, advisory and/or consulting services to the Company, the Company agrees that it shall promptly provide to FINRA (via a FINRA submission), Morgan Stanley and counsel for the Underwriters a notification prior to entering into the agreement or transaction relating to a potential Business Combination: (i) the identity of the person or entity providing any such services; (ii) complete details of all such services and copies of all agreements governing such services prior to entering into the agreement or transaction; and (iii) justification as to why the value received by any person or entity for such services is not underwriting compensation for the Offering. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the tender offer materials or proxy statement, as applicable, which the Company may file with the Commission in connection with the Business Combination for purposes of offering redemption of shares held by its stockholders or for soliciting stockholder approval, as applicable.

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(t)        The Company shall advise FINRA, Morgan Stanley and counsel for the Underwriters if it is aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of a Member participating in the distribution of the Securities.

(u)       The Company shall cause the proceeds of the Offering and the sale of the Private Placement Warrants to be held in the Trust Account to be invested only in United States government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act as set forth in the Trust Agreement and disclosed in the Time of Sale Prospectus and the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it will not be required to register as an investment company under the Investment Company Act.

(v)       During the period prior to the Company’s initial Business Combination or Liquidation, the Company may instruct the trustee under the Trust Agreement to release from the Trust Account, solely from interest income earned on the funds held in the Trust Account, the amounts necessary to pay taxes and up to an annual limit of $500,000 (with unused amounts in the first 12-month period following the closing of the Offering carried over to the next succeeding 12-month period) released to the Company to fund working capital requirements. Otherwise, all funds held in the Trust Account (including any interest income earned on the amounts held in the Trust Account (which interest shall be net of taxes payable)) will remain in the Trust Account until the earlier of the consummation of the Company’s initial Business Combination or the Liquidation; provided, however, that in the event of the Liquidation, up to $75,000 of interest income may be released to the Company if the proceeds of the Offering held by the Company outside of the Trust Account are not sufficient to cover the costs and expenses associated with implementing the Company’s plan of dissolution.

(w)       The Company will reserve and keep available that maximum number of its authorized but unissued Shares that are issuable upon exercise of any of the Warrants and Private Placement Warrants (including the Private Placement Warrants issued or issuable to the Strategic Investor as a constituent of the Forward Purchase Units) outstanding from time to time.

(x)        Prior to the consummation of an initial Business Combination or the Liquidation, the Company shall not issue any Shares, Warrants or any options or other securities convertible into Shares, or any preferred shares, in each case, that participate in any manner in the Trust Account or that vote as a class with the Shares on a Business Combination.

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(y)       Prior to the consummation of an initial Business Combination or the Liquidation, the Company’s audit committee will review on a quarterly basis all payments made to any of the Sponsors, to the Company’s officers or directors, or to the Company’s or any of such other persons’ respective affiliates.

(z)        The Company agrees that it will use commercially reasonable efforts to prevent the Company from becoming subject to Rule 419 under the Securities Act prior to the consummation of any Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

(aa)      To the extent required by Rule 13a-15(e) under the Exchange Act, the Company will maintain “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with U.S. GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb)     The Company will use commercially reasonable efforts to effect and, for a period commencing on the Effective Date and ending at least five years from the date of the consummation of an initial Business Combination or until such earlier time at which the Liquidation occurs, maintain the listing of the Units (except after the consummation of the initial Business Combination), Shares and Warrants on the Nasdaq Capital Market.

(cc)     As soon as legally required to do so, the Company and its directors and officers, in their capacities as such, shall take all actions necessary to comply with any applicable provisions of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications, and to comply with the Nasdaq Marketplace Rules.

(dd)     The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Amended and Restated Certificate of Incorporation or Bylaws.

(ee)     The Company will seek to have all vendors, service providers (other than independent accountants), prospective target businesses, lenders or other entities with which it does business enter into an agreement waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Stockholders. The Company may forego obtaining such waivers only if management of the Company believes that such third party’s engagement would be significantly more beneficial to the Company than any alternative.

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(ff)       The Company may consummate the initial Business Combination and conduct redemptions of Shares for cash upon consummation of such Business Combination without a stockholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, including the filing of tender offer documents with the Commission. Such tender offer documents will contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under the Commission’s proxy rules and will provide each stockholder of the Company with the opportunity prior to the consummation of the initial Business Combination to redeem the Shares held by such stockholder for an amount of cash equal to (A) the aggregate amount then on deposit in the Trust Account as of two (2) business days prior to the consummation of the initial Business Combination, representing (x) the proceeds held in the Trust Account from the Offering and the sale of the Private Placement Warrants and (y) any interest income earned on the funds held in the Trust Account (which interest shall be net of taxes payable and up to an annual limit of $500,000 (with unused amounts in the first 12-month period following the closing of the Offering carried over to the next succeeding 12-month period) released to the Company to fund working capital requirements), divided by (B) the total number of Shares sold as part of the Units in the Offering (the “Public Shares”) then outstanding. If, however, the Company elects not to file such tender offer documents, a stockholder vote is required by law in connection with the initial Business Combination, or the Company decides to hold a stockholder vote for business or other legal reasons, the Company will submit such Business Combination to the Company’s stockholders for their approval (“Business Combination Vote”). With respect to the initial Business Combination Vote, if any, the Sponsors have agreed to vote all of their Founder Shares and any other Shares they may acquire during or after the Offering in favor of the Company’s initial Business Combination. If the Company seeks stockholder approval of the initial Business Combination, the Company will offer to each Public Stockholder holding Shares the right to have its shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules of the Commission at a per share redemption price (the “Redemption Price”) equal to (I) the aggregate amount then on deposit in the Trust Account as of two (2) business days prior to the consummation of the initial Business Combination, representing (1) the proceeds held in the Trust Account from the Offering and the sale of the Private Placement Warrants and (2) any interest income earned on the funds held in the Trust Account (which interest shall be net of any taxes payable and up to an annual limit of $500,000 (with unused amounts in the first 12-month period following the closing of the Offering carried over to the next succeeding 12-month period) released to the Company to fund working capital requirements), divided by (II) the total number of Public Shares then outstanding. If the Company seeks stockholder approval of the initial Business Combination, the Company may proceed with such Business Combination only if a majority of the outstanding shares voted by the stockholders at a duly held stockholders meeting are voted to approve such Business Combination. If, after seeking and receiving such stockholder approval, the Company elects to so proceed, it will redeem shares, at the Redemption Price, from those Public Stockholders who affirmatively requested such redemption. Only Public Stockholders holding Shares who properly exercise their redemption rights, in accordance with the applicable tender offer or proxy materials related to such Business Combination, shall be entitled to receive distributions from the Trust Account in connection with an initial Business Combination, and the Company shall pay no distributions with respect to any other holders of shares of the Company in connection therewith. In the event that the Company does not effect a Business Combination by twenty-four (24) months from the closing of the Offering (or twenty-seven (27) months from the closing of the Offering if the Company has executed a letter of intent for an initial Business Combination within such 24-month period), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and less up to $75,000 of such net interest to pay dissolution expenses and up to an annual limit of $500,000 (with unused amounts in the first 12-month period following the closing of the Offering carried over to the next succeeding 12-month period) released to the Company to fund working capital requirements), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and subject to the requirement that any refund of income taxes that were paid from the Trust Account that is received after the redemption shall be distributed to the former Public Stockholders, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Only Public Stockholders holding Shares included in the Securities shall be entitled to receive such redemption amounts and the Company shall pay no such redemption amounts or any distributions in liquidation with respect to any other shares of the Company. The Company will not propose any amendment to its Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of the outstanding Public Shares if the Company has not consummated a Business Combination within twenty-four (24) months from the closing of the Offering (or twenty-seven (27) months from the closing of the Offering if the Company has executed a letter of intent for an initial Business Combination within such 24-month period), as described in Section 9.2(d) of the Company’s Amended and Restated Certificate of Incorporation unless the Company offers the right to redeem in connection with such amendment.

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(gg)     In the event that the Company desires or is required by an applicable law or regulation to cause an announcement (“Business Combination Announcement”) to be placed in The Wall Street Journal, The New York Times or any other news or media publication or outlet or to be made via a public filing or submission with the Commission announcing the consummation of the Business Combination that indicates that the Underwriters were the underwriters in the Offering, the Company shall supply Morgan Stanley with a draft of the Business Combination Announcement and provide Morgan Stanley with a reasonable advance opportunity to comment thereon, subject to the agreement of the Underwriters to keep confidential such draft announcement in accordance with Morgan Stanley’s standard policies regarding confidential information.

(hh)     Upon the consummation of the initial Business Combination, the Company will direct the Trustee to pay Morgan Stanley, on behalf of the Underwriters, the Deferred Discount out of the proceeds of the Offering held in the Trust Account. The Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount. If the Company fails to consummate its initial Business Combination within twenty-four (24) months from the closing of the Offering (or twenty-seven (27) months from the closing of the Offering if the Company has executed a letter of intent for an initial Business Combination within such 24-month period), the Deferred Discount will not be paid to Morgan Stanley and will, instead, be included in the liquidation distribution of the proceeds held in the Trust Account made to the Public Stockholders. In connection with any such Liquidation, the Underwriters forfeit any rights or claims to the Deferred Discount. For purposes of this Agreement, “Liquidation” means the distributions of the Trust Account to the Public Stockholders in connection with the redemption of Shares held by the Public Stockholders pursuant to the terms of the Company’s Amended and Restated Certificate of Incorporation if the Company fails to consummate an initial Business Combination.

(ii)        Upon the earlier to occur of the expiration or termination of the Underwriters’ over-allotment option, the Company shall cancel or otherwise effect the forfeiture of Founder Shares from the Sponsors, in an aggregate amount equal to the number of Founder Shares determined by multiplying (a) 937,500 by (b) a fraction, (i) the numerator of which is 3,750,000 minus the number of Shares purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 3,750,000. For the avoidance of doubt, if the Underwriters exercise their over-allotment option in full, the Company shall not cancel or otherwise effect the forfeiture of the Founder Shares pursuant to this subsection.

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7.           Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and clearance of the offering of the Securities by FINRA (such fees and disbursements of counsel pursuant to clause (iii) and this clause (iv) shall not exceed $25,000), (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Units, Shares and Warrants and all costs and expenses incident to listing the Units, Shares and Warrants on the NASDAQ Capital Market, (vi) the cost of printing certificates representing the Securities, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities or any “testing the waters presentations”, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show or “testing the waters presentations” (with the remaining 50% of the cost of such aircraft to be paid by the Underwriters), (ix) the document production charges and expenses associated with printing this Agreement (x) all expenses in connection with any offer and sale of the Securities outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States, and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution” and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

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8.            Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

9.            Indemnity and Contribution.

(jj)       The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(kk)      Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, road show, or the Prospectus or any amendment or supplement thereto.

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(ll)        In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred and documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the reasonably incurred and documented fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, and (ii) the reasonably incurred and documented fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such reasonably incurred and documented fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

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(mm)    To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Securities they have purchased hereunder, and not joint.

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(nn)     The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(oo)     The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

10.          Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Select Global Market, the NASDAQ Global Market, the Nasdaq Capital Market, or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

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11.          Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

(pp)     If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Securities set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Securities and the aggregate number of Firm Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Securities to be purchased on such date, and arrangements satisfactory to you, the Company for the purchase of such Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Securities and the aggregate number of Additional Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Securities to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Securities to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

(qq)     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the Offering contemplated hereunder.

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12.           Entire Agreement.

(rr)       This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the Offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the Offering, and the purchase and sale of the Securities.

(ss)      The Company acknowledges that in connection with the Offering of the Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the Offering of the Securities.

13.          Counterparts. This Agreement may be signed (including by .pdf or facsimile) in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14.          Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15.          Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16.          Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; if to the Company shall be delivered, mailed or sent to Leisure Acquisition Corp., 250 West 57th Street, Suite 2223, New York, New York 10107, Attention: Daniel B. Silvers.

17.          Information Furnished by the Underwriters. The statements set forth in the second sentence of the last paragraph on the cover page of the Prospectus and the statements set forth in the first paragraph, the first sentence of the third paragraph, eighth paragraph and thirteenth paragraph under the caption “Underwriting” in the Prospectus, only insofar as such statements relate to the names of the underwriters, the amount of selling concession, sales to discretionary accounts and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 1 and 9 hereof.

Very truly yours,

LEISURE ACQUISITION CORP.

By:
Name:
Title:

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Accepted as of the date hereof

Morgan Stanley & Co. LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

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Schedule I

Underwriter	Number of Firm Securities To Be Purchased

Morgan Stanley & Co. LLC
EarlyBirdCapital, Inc.

Total:	25,000,000

I-1

SCHEDULE II

Time of Sale Prospectus

Preliminary Prospectus issued [    ], 2017

Leisure Acquisition Corp. priced 25,000,000 Units at $10.00 per Unit plus an additional 3,750,000 Units if the underwriters exercise their over-allotment option in full.

II-1

SCHEDULE III

Schedule of Written Testing-The-Waters Communications

Reference is made to the materials used in the testing-the-waters presentations made to potential investors by the Company, to the extent such materials are deemed to be “written communications” within the meaning of Rule 405 under the Securities Act.

III-1

Exhibit A

[Form of Press Release]

Leisure Acquisition Corp.

[Date]

Leisure Acquisition Corp. (the “Company”) announced today that Morgan Stanley & Co. LLC, the lead book-running manager in the Company’s recent public sale of Units, is [waiving] [releasing] a lock-up restriction with respect to the Company’s [Shares] [Warrants] [Units] held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [Date], and the securities may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.